Exhibit 99.1

AVITA Medical Appoints Nicole Kelsey as Chief Legal and Compliance Officer, and Corporate Secretary

Donna Shiroma retires after distinguished service as General Counsel

VALENCIA, Calif., July 1, 2024 (GLOBE NEWSWIRE) — AVITA Medical, Inc. (NASDAQ: RCEL, ASX: AVH), a commercial-stage regenerative medicine company focused on first-in-class devices for wound care management and skin restoration, today announced the appointment of Nicole Linda Kelsey as Chief Legal and Compliance Officer, and Corporate Secretary, effective July 1, 2024.

Ms. Kelsey has more than two decades of executive legal experience with expertise in M&A, securities, and governance, along with a strong track record building and leading global regulatory and compliance programs. Previously, she served as Chief Legal Officer and Secretary for Amyris, Inc. (Nasdaq: AMRS) and General Counsel and Secretary at Criteo S.A. Prior to these roles, she was the Principal Legal Counsel for Medtronic, Inc. She earned her law degree from Northwestern Pritzker School of Law.

“Nicole is a proven executive with extensive experience developing global regulatory and compliance programs,” said Jim Corbett, Chief Executive Officer of AVITA Medical. “As we continue to scale and broaden our organizational capabilities, Nicole’s international expertise and strategic leadership will enhance our legal and compliance strategies and support our commercial growth initiatives.”

The company also announced the retirement of Donna Shiroma, who has served as General Counsel, Compliance Officer and Corporate Secretary with dedication and distinction for six years. Ms. Shiroma will be assisting with the transition.

"We are incredibly grateful to Donna for her expertise and leadership, which have been instrumental to the growth of AVITA Medical,” said Jim Corbett. “Donna’s commitment and contributions have left an indelible mark. We express our deepest appreciation and wish her all the best in retirement."

About AVITA Medical, Inc.

AVITA Medical® is a commercial-stage regenerative medicine company transforming the standard of care in wound care management and skin restoration with innovative devices. At the forefront of our platform is the RECELL®System, approved by the U.S. Food and Drug Administration for the treatment of thermal burn wounds and full-thickness skin defects, and for repigmentation of stable depigmented vitiligo lesions. RECELL harnesses the regenerative properties of a patient’s own skin to create Spray-On Skin™ Cells, delivering a transformative solution at the point-of-care. This breakthrough technology serves as the catalyst for a new treatment paradigm enabling improved clinical outcomes. AVITA Medical also holds the exclusive rights to market, sell, and distribute PermeaDerm®, a biosynthetic wound matrix, in the United States.

In international markets, the RECELL System is approved to promote skin healing in a wide range of applications including burns, full-thickness skin defects, and vitiligo. The RECELL System is TGA-registered in Australia, has received CE-mark approval in Europe and has PMDA approval in Japan.

To learn more, visit www.avitamedical.com.

Forward-Looking Statements

Statements in this announcement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” and similar words or expressions, and the use of future dates. Forward-looking statements in this announcement include but are not limited to statements concerning the potential for future growth of our business and our ability to achieve financial goals. These statements are made as of the date of this announcement, and the Company undertakes no obligation to publicly update or revise any of these statements, except as required by law. For additional information and other important factors that may cause actual results to differ materially from forward-looking statements, please see the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and other publicly available filings for a discussion of these and other risks and uncertainties.

Investor & Media Contact:

Jessica Ekeberg

Phone +1-661-904-9269

investor@avitamedical.com

media@avitamedical.com

Authorized for release by the Chief Financial Officer of AVITA Medical, Inc.